SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Western Asset Intermediate Muni Fund Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE MATTERS PLEASE VOTE NOW Why am I receiving this letter? You are receiving this reminder notice because you held shares of Western Asset Intermediate Muni Fund Inc. (“SBI” or the “Fund”) on September 15, 2026, the Record Date for the Special Meeting of Stockholders, and your Fund has not received your vote. Please vote now to stop receiving solicitation notices and reduce costs for your Fund. What am I voting on? At the Special Meeting you will be asked to approve the merger of SBI with and into Western Asset Managed Municipals Fund Inc. (“MMU”). How does the Board recommend that I vote? The Board of Directors of the Fund unanimously recommends that you vote “FOR” the proposed transaction. If you have questions on how to vote or about the proposals to be voted upon, please contact Computershare Fund Services at (877) 514-5714.

Western Asset Intermediate Muni Fund Inc. (SBI) Special Meeting of Stockholders—November 18, 2026 Please Vote Today Dear Stockholder: The Western Asset Intermediate Muni Fund Inc. (“SBI” or the “Fund”) Special Meeting of Stockholders is scheduled for November 18, 2026, and our records indicate that we have not yet received your vote. YOUR FUND’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL Voting now helps minimize additional costs to the funds, avoids additional mailings, and eliminates phone calls to stockholders. The Proxy Statement we sent you contains important information regarding the proposal that you and other stockholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll-free at 1-877-514-5714. Please vote using one of the following options: VOTE WITH A LIVE AGENT Call 1-877-514-5714 with any questions. Specialists can assist with voting. Available Monday-Friday from 9 a.m. – 11 p.m. and Saturday 12 p.m. – 6 p.m. ET VOTE ONLINE Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions. VOTE BY TOUCH-TONE TELEPHONE Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions. VOTE BY MAIL Complete, sign and date the proxy card and then return it in the enclosed postage-paid envelope. Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation, and you may disregard this notice.

PO Box 43131

Providence, RI 02940-3131

ACTION REQUESTED

Reference Number:

Re: Your investment in Western Asset Intermediate Muni Fund Inc. (SBI)

Dear Stockholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in Western Asset Intermediate Muni Fund Inc. (“SBI” or the “Fund”). This matter relates to important operating initiatives for the Fund that require your response.

Please contact us toll-free at 1-877-568-6871 between 10:00 a.m. and 11:00 p.m. ET, Monday through Thursday, between 10:00 a.m. and 5:00 p.m. ET on Friday and between 12:00 p.m. and 6:00 p.m. ET on Saturday. The call will only take a few moments of your time.

At the time of the call, please use the Reference Number listed above. You will not be asked to provide any confidential information, and your call will be recorded for your protection.

Thank you in advance for your prompt attention to this matter.